Exhibit 10.3

EXECUTION VERSION

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, dated as of July 8, 2025 (this “Agreement”), by and between Superior Industries International, Inc., a Delaware corporation (the “Company”), and SUP Parent Holdings, LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

WHEREAS, the Company, Purchaser and SUP Merger Sub, Inc. (“Merger Sub”) have entered into that certain Agreement and Plan of Merger, dated on or about the date hereof (the “Merger Agreement”), pursuant to which the Company shall merge with and into Merger Sub, with the Company surviving as a wholly owned subsidiary of the Purchaser (the “Merger”).

WHEREAS, prior to consummation of the Merger, the Purchaser desires to acquire from the Company, and the Company desires to issue and sell to the Purchaser, the number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) set forth in Section 1.1, subject to the terms and conditions of this Agreement (the “Issuance”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE; SUBSCRIPTION CLOSING

Section 1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Subscription Closing (as defined below), the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser, (x) 7,600,000 shares of Common Stock or (y) such other number of shares of Common Stock as may be mutually agreed in writing by the Company and the Purchaser on or before the Subscription Closing (the “Shares”), in exchange for the payment in cash by the Purchaser of an amount that is equal to the number of Shares multiplied by the Common Stock Merger Consideration as set forth in the Merger Agreement (the “Purchase Price”). The parties hereto agree that the number of Shares to be purchased by the Purchaser and sold and issued by the Company to the Purchaser shall not exceed more than (i) 20.00% of the voting power of the total outstanding capital stock of the Company after the issuance of the Shares, which 20.00% shall include 473,264 shares of Common Stock owned by an equityholder of Purchaser, which shall be deemed to be beneficially owned by Purchaser for purposes of calculating the voting power of Purchaser in this clause (i).

Section 1.2 Subscription Closing. The purchase of the Shares contemplated by this Agreement (the “Subscription Closing”) shall take place on the date that is one (1) Business Day prior to the record date (the “Record Date”) that will be set by the Board of Directors (the “Board”) of the Company for the special meeting of the stockholders of the Company to consider and vote on the Merger and the Merger Agreement. At least three (3) Business Days prior to the Record Date, the Company shall deliver written notice to the Purchaser (the “Closing Notice”) specifying the (i) expected date upon which the Subscription Closing shall occur, (ii) number of Shares that shall be issued to the Purchaser at the Subscription Closing (as calculated in accordance with Section 1.1), and (iii) wire instructions for delivery of the Purchase Price to the Company. At the Subscription Closing, the Company shall issue to the Purchaser the Shares, against delivery to the Company of the Purchase Price by wire transfer of immediately available funds to an account designated by the Company prior to the Subscription Closing (it being understood that the Purchase Price shall be wired concurrently with the issuance of the applicable Shares).

Section 1.3 Adjustment to Closing Notice. If, following the delivery of the Closing Notice but prior to the Subscription Closing, the number of Shares to be issued to the Purchaser specified in such Closing Notice does not accurately reflect the number of Shares that are required to be issued to Purchaser in accordance with Section 1.1, the Company shall, as promptly as practical, deliver to the Purchaser a revised Closing Notice (“Revised Closing Notice”) which shall reflect the correct number of Shares to be issued to the Purchaser at the Subscription Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

Section 2.1 Organization and Standing. The Purchaser is duly formed, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Section 2.2 Authority. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

Section 2.3 No Conflict. The execution and delivery by the Purchaser of this Agreement does not, and the consummation by the Purchaser of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (a) the Purchaser’s organizational documents, (b) any judgment, order, decree, statute, rule, regulation or other Law applicable to the Purchaser or (c) any contract, agreement or instrument by which the Purchaser is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Purchaser in connection with the execution and delivery by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby.

Section 2.4 Access to and Evaluation of Information Concerning the Company. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of acquiring the Shares, including the risk that the Purchaser could lose the entire value of the Shares, and has so evaluated the merits and risks of such acquisition. The Purchaser, to the extent the Company possesses such information, has received all information which the Purchaser believes to be necessary in order to reach an informed decision as to the advisability of acquiring the Shares and has had answered to the Purchaser’s satisfaction any and all questions regarding such information. The Purchaser has made such independent investigation of the Merger, the Company, its management, and related matters as it deems to be necessary or advisable in connection with the acquisition of the Shares, and is able to bear the economic and financial risk of acquiring the Shares (including the risk that the Purchaser could lose the entire value of the Shares). In furtherance of the foregoing, the Purchaser represents and warrants that (i) except for any representation or warranty of the Company contained in the Merger Agreement or any attachments, schedules and exhibits thereto or documents delivered in connection with the Merger Agreement, no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or any of its Affiliates or as to the desirability or value of an investment in the Company has been made to the Purchaser by or on behalf of the Company or any of its Affiliates and (ii) the Purchaser has relied upon his or its own independent appraisal and investigation, and the advice of the Purchaser’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company.

Section 2.5 Accredited Investor; No Public Distribution Intent. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is purchasing the Shares for the Purchaser’s own benefit and account for investment purposes only and not with a view to, or for resale in connection with, a public offering or distribution thereof.

Section 2.6 Restricted Securities. The Purchaser understands that (a) the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and the Shares will not be registered at the time of their issuance under the Securities Act or any securities or “blue sky” laws of any state, (b) that the Shares may not be resold, transferred, pledged or otherwise disposed of by Purchaser absent an effective registration statement under the Securities Act except pursuant to an applicable exemption from the registration requirements of the Securities Act, and in each case, in accordance with any applicable securities laws of the states and other jurisdictions of the United States, (c) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration and (d) the offer and sale of the Shares are being made in reliance on one or more exemptions for private offerings under the Securities Act and applicable securities Laws which exemption may depend upon, among other things, the bona fide nature of the Purchaser’s investment intent and representations as expressed herein. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares. Accordingly, the Purchaser must bear the economic and financial risk of an investment in the Shares for an indefinite period of time.

Section 2.7 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Purchaser or any of its affiliates in connection with the transactions contemplated by this Agreement.

Section 2.8 No Other Representations. Other than the representations and warranties of the Company set forth in Article III, neither the Company nor any other person or entity makes any representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided or to be provided to the Purchaser by or on behalf of the Company with respect to the issuance of the Shares contemplated hereby, and, except for such representations or warranties in Article III, nothing contained in any documents provided or statements made by or on behalf of the Company to the Purchaser is, or shall be relied upon as, a promise or representation by the Company or any other person or entity that any such information is accurate or complete with respect to the purchase of the Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser as follows:

Section 3.1 Organization and Standing. The Company is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Section 3.2 Authority. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Section 3.3 No Conflict. The execution and delivery by the Company of this Agreement does not, and the consummation by the Company of the transactions contemplated hereby will not (with or without the giving of notice or the lapse of time or both), contravene, conflict with or result in a breach or violation of, or a default under, (a) the Company’s certificate of incorporation or by-laws, (b) any judgment, order, decree, statute, rule, regulation or other Law applicable to the Company or (c) any contract, agreement or instrument by which the Company is bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

Section 3.4 Validity of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents or the Laws of the State of Delaware, and shall be free and clear of all encumbrances and restrictions, except for restrictions imposed by applicable securities Laws.

Section 3.5 Share Issuance. Assuming the accuracy of the representations of the Purchaser contained herein, the Shares will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Section 3.6 Capital Structure. The authorized capital stock of the Company consists of (x) 100,000,000 of Common Stock and (y) 1,000,000 of Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of which 150,000 shares have been designated as Series A Preferred Shares (“Series A Preferred Shares”). As of the close of business on July 3, 2025 (the “Capitalization Date”), (i) 29,698,422 shares of Common Stock were issued and outstanding and (ii) 150,000 Series A Preferred Shares were issued and outstanding and no other Preferred Shares were issued or outstanding.

ARTICLE IV

CONDITIONS

Section 4.1 Conditions to Subscription Closing of Company. The Company’s obligations to sell and issue the Shares at the Subscription Closing are subject to the fulfillment or (to the extent permitted by applicable Law) written waiver by Purchaser, on or prior to the Subscription Closing, of each of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties made by Purchaser in ARTICLE II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Subscription Closing (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

(b) Compliance with Covenants. Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Subscription Closing.

(c) Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity, statute, rule or regulation enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

(d) Subscription Documents. Purchaser shall have furnished, executed and delivered to the Company’s transfer agent or the Depository Trust Company, as applicable, the Subscription Documents and Information.

Section 4.2 Conditions to Subscription Closing of Purchaser. Purchaser’s obligation to purchase the Shares at the Subscription Closing is subject to the fulfillment or (to the extent permitted by applicable Law) written waiver by Purchaser, on or prior to the Subscription Closing, of each of the following conditions:

(a) Representations and Warranties Correct. The representations and warranties made by the Company in ARTICLE III hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Subscription Closing (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

(b) Compliance with Covenants. The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Subscription Closing.

(c) Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Entity, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

Section 5.1 Agreement to Vote. If applicable, from and after the Subscription Closing and until the consummation of any transaction that constitutes a Superior Proposal that the Company validly enters into pursuant to an Alternative Acquisition Agreement in accordance with the terms of Section 6.2 of the Merger Agreement (such transaction, an “Alternative Acquisition”), at any meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, in each case, upon which a vote, consent or other approval (including a written consent) with respect to an Alternative Acquisition Agreement or any other transactions contemplated by an Alternative Acquisition Agreement, if the Board has made a Change in Recommendation that amounts to a recommendation for item (a)(i) below, the Purchaser agrees to, and agrees to cause its applicable Affiliates to, affirmatively vote (including via proxy) or execute consents with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) all of the Shares as follows: (a) in favor of (“for”) (i) the Alternative Acquisition and the adoption of the Alternative Acquisition Agreement and (ii) each of the other actions contemplated by the Alternative Acquisition Agreement or necessary or desirable in furtherance of the Alternative Acquisition and the other transactions contemplated by the Alternative Acquisition Agreement (including, for the avoidance of doubt, any proposal to adjourn the applicable meeting that the Board supports) and (b) against (i) any action or agreement that could reasonably be expected to result in any of the conditions to the consummation of the Alternative Acquisition under the Alternative Acquisition Agreement not being fulfilled or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Alternative Acquisition Agreement, and (ii) any proposal to enter into any other transaction, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede or interfere with the consummation of the Alternative Acquisition and the other transactions contemplated by the Alternative Acquisition Agreement (clauses (a) and (b) collectively, the “Supported Matters”). The Purchaser shall cause all of the Shares to be counted as present thereat (including by proxy) for purposes of establishing a quorum at each meeting of the Company’s stockholders at which the matters described in this Section 5.1 are to be considered (including every adjournment or postponement thereof). For the avoidance of doubt, other than with respect to the Supported Matters, the Purchaser does not have any obligation to vote the Shares in any particular manner and, with respect to such other matters (other than the Supported Matters), the Purchaser shall be entitled to vote the Shares in its sole discretion.

Section 5.2 Consideration for Shares in Alternative Acquisition. In the event the Company engages in an Alternative Acquisition as permitted by Section 6.2 of the Merger Agreement, the parties hereby agree that Purchaser shall be entitled to receive at the closing of such Alternative Acquisition as consideration for the Shares to be paid in connection with such Alternative Acquisition, an amount that is equal to the Purchase Price that the Purchaser paid to acquire the Shares in accordance with this Agreement.

Section 5.3 Purchaser Cooperation. Purchaser shall cooperate with the Company in good faith to furnish such information and execute and deliver such agreements, certificates, instruments and other documents (collectively, the “Subscription Documents and Information”), in each case, as may be reasonably necessary or advisable in connection with the issuance of uncertificated Subscription Shares or as may be reasonably requested by the Company’s transfer agent or the Depository Trust Company.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Successors and Assigns. Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void.

Section 6.2 Waiver, Amendment. Subject to applicable Law, any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Subject to the provisions of applicable Law, this Agreement may be amended, modified or supplemented in writing by the parties hereto.

Section 6.3 Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) when sent by email (without any “bounceback” or other notice of non-delivery) and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:

(i)	if to the Purchaser, to:

[redacted]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:	Kenneth Schneider; Samuel Welt; Brian Hermann; Jacob Adlerstein
Email:	kschneider@paulweiss.com; swelt@paulweiss.com; hermann@paulweiss.com; adlerstein@paulweiss.com

(ii)	if to the Company, to:

Superior Industries International, Inc.

26600 Telegraph Road Suite #400

Southfield, Michigan 48033

Attention:	David M. Sherbin
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Email:	[redacted]

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention:	Michael J. Aiello; Amanda Fenster
Email:	michael.aiello@weil.com; amanda.fenster@weil.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 6.4 Entire Agreement. This Agreement and the Merger Agreement and any attachments, schedules and exhibits or other certificates or instruments to be delivered hereunder or thereunder, collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

Section 6.5 Severability. The provisions of this Agreement shall be deemed severable and in the event any court of competent jurisdiction finds any provision hereof to be invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.6 Governing Law and Venue; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

(b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action, suit, arbitration or proceeding by or before any Governmental Entity (each, an “Action”) relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Action in the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, any state or federal court located in the State of Delaware and any appellate court therefrom or that such Action was brought in an inconvenient court and agrees not to plead or claim the same and (v) consents to service being made through the notice procedures set forth in Section 6.3. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.3 shall be effective service of process for any Action in connection with this Agreement or the transactions contemplated hereby.

(c) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE COMPANY (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THE MERGER OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

Section 6.7 Term. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Merger Agreement is validly terminated in accordance with its terms and (ii) the mutual written agreement of each of the parties hereto to terminate this Agreement; provided that no such termination shall relieve any party hereto from any liability for damages resulting from Willful Breach prior to such termination by any party hereto or from fraud.

Section 6.8 Representation by Counsel. Each of the parties has been represented by and has had an opportunity to consult legal counsel in connection with the negotiation and execution of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party by any court or arbitrator or any governmental authority by reason of such party having drafted or being deemed to have drafted such provision.

Section 6.9 Further Assurances. The Company and the Purchaser hereby agree, at the request of the other party, to execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

Section 6.10 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts, taken together, shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

By:	/s/ Majdi Abulaban
Name: Majdi Abulaban
Title: President and Chief Executive Officer

[Signature Page to Subscription Agreement]

SUP PARENT HOLDINGS, LLC

By:	/s/ Robert LaRoche
Name: Robert LaRoche
Title: President

[Signature Page to Subscription Agreement]